SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004





                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) July 14, 1998
                                  ----------------




                          GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

















                                    - 1 -

ITEM 5. OTHER EVENTS

     (a) On July 14, 1998, a news release was issued on the subject of second quarter consolidated earnings for GM. The news release did not include financial statement footnotes and certain other financial information that will be filed with the Securities and Exchange Commission at a later date. The GM news release and related news releases for second quarter earnings of Hughes Electronics Corporation (Hughes) dated July 13, 1998 and General Motors Acceptance Corporation (GMAC) dated July 14, 1998, respectively, were as follows:

                               GM NEWS RELEASE

          GM REPORTS  1998-SECOND  QUARTER NET INCOME OF $389 MILLION

DETROIT -- General Motors Corporation (GM) today reported 1998-second-quarter consolidated net income of $389 million, or $0.54 per share of GM $1-2/3 par value common stock, including the impact of strikes at two key plants that essentially halted production in North America in the final weeks of the period (see below). This compares with $2.0 billion, or $2.62 per share, in the second quarter of 1997, adjusted to reflect the effect of the Hughes Transactions, which took place in December of 1997. All earnings-per-share amounts are basic (see Highlights for diluted earnings-per-share amounts).

      The second-quarter-1998 results included an unfavorable impact of $1.2 billion after taxes, or $1.79 per share, related to major production losses caused by strikes at two GM component plants in Flint, Mich. Second-quarter-1997 results included the $490 million, or $0.67 per share, unfavorable impact of strikes at two key assembly plants. Second-quarter-1998 results also included a special item that resulted in an unfavorable effect of $44 million, or $0.07 per share, while second-quarter-1997 results included two favorable items totaling $421 million, or $0.47 per share, (see Strike Related Impact and Special Items).

      Excluding the impact of the strike-related work stoppages and special items, second-quarter-1998 income totaled $1.6 billion, or $2.40 per share, which compares with $2.1 billion, or $2.82 per share, in the second quarter of 1997. The decline in operating results is primarily related to non-strike-related lower volumes in North America and Europe, and intense price competition worldwide.

      Consolidated net sales and revenues in the second quarter of 1998 totaled $38.9 billion, compared with $43.3 billion in the same period of 1997, adjusted for the effect of the Hughes Transactions.

      "Obviously, our financial performance in the second quarter of 1998 was severely impacted by the UAW strikes against our plants in Flint, and was certainly not representative of the positive momentum our financial performance had been building," GM Chairman and Chief Executive Officer John F. Smith, Jr., said.

      "In order to protect key product programs, such as our new generation of full-size pickups, we are taking a close look at our spending priorities," Smith said. "We continue to examine all opportunities to reduce cash consumption, and we are carefully reviewing future spending for marginal products and facilities."


                                    - 2 -

      To the extent that work stoppages continue to disrupt the production and shipment of vehicles into the third quarter of 1998, the resulting deferral or decline in revenues will have an adverse impact on GM's operating results. The estimate of the strike-related impact on the second-quarter-1998 results does not take into account the effect of possible recoveries that may occur through production increases that GM is likely to pursue at various facilities in future periods.

      Corporate and sector data in the remainder of this release exclude the above mentioned strike-related impact in both the 1998- and 1997-second-quarter periods, and the impact of special items. The 1997 reported amounts are adjusted to reflect changes to GM's organizational structure resulting from the conclusion of the Hughes Transactions in December of 1997. (See Strike Related Impact, Special Items, and Highlights.)

      Following is a summary of results from the GM business sectors in the second quarter of 1998:

      - GM North American Operations income totaled $694 million in the second quarter of 1998. That compares with $849 million in the second quarter of 1997.

      - Delphi Automotive Systems income totaled $374 million in the second quarter of 1998, compared with $522 million in the same quarter of 1997.

      - GM International Operations (GMIO) income totaled $181 million in the second quarter of 1998, compared with $385 million in the prior-year period.

      Highlights  of   second-quarter-1998   results   reported  by  GM's  major
subsidiaries included the following:

      - General Motors Acceptance Corporation (GMAC) income totaled $365 million for the second quarter of 1998, compared with income of $338 million in the second quarter of 1997.

      - Hughes Electronics Corporation (Hughes) second-quarter-1998 income totaled $56 million, compared with income of $6 million in the prior-year period.

GM CONSOLIDATED FINANCIAL DATA (with financing & insurance operations on an equity basis)

      Excluding the impact of the strikes and special items, consolidated income in the second quarter of 1998 totaled $1.6 billion, or $2.40 per share. That compares with $2.1 billion, or $2.82 per share, in the second quarter of 1997.

      The corporation's pretax income totaled $2.0 billion in the second quarter of 1998, compared with $2.7 billion in the prior-year period.

      The corporation's after-tax net-profit margin -- income as a percentage of net sales and revenues -- was 4.3 percent in the second quarter of 1998, compared with 5.2 percent in the second quarter of 1997.

      Cash and marketable securities totaled $9.1 billion at June 30, 1998, compared with $13.6 billion at March 31, 1998, and $14.9 billion at June 30, 1997.
                                    - 3 -

      In the second quarter of 1998, GM used $1.0 billion to acquire more than 14 million shares of GM $1-2/3 par value common stock. These purchases represent approximately 25 percent of a $4 billion repurchase program that began in March of 1998. Since January 1997, GM's stock repurchases total approximately $6.3 billion or about 14 percent of the outstanding shares of GM $1-2/3 par value common stock.

      Stock repurchases have been temporarily suspended as part of GM's cash-conservation initiatives. However, Smith said, "The stock-repurchase program, which is one of our key stockholder value initiatives, will be resumed following a labor settlement."

      Following is a summary of financial performance for GM's automotive business sectors (see Highlights for additional information.)

GM NORTH AMERICAN OPERATIONS (GM-NAO)

      Excluding the impact of the strikes, GM North American Operations' second-quarter-1998 income totaled $694 million. That compares with $849 million in the second quarter of 1997. The unfavorable strike-related impact in both the 1998 and 1997 second quarters totaled $890 million and $375 million respectively (see Strike Related Impact).

      "We were making great progress in the marketplace with new products that are very well accepted," said G. Richard Wagoner, Jr., General Motors executive vice president and president of GM North American Operations. "Unfortunately, the UAW strikes against our plants in Flint are dramatically slowing our momentum."

      Excluding the impact of strikes:

      - GM-NAO's pretax income totaled $1.1 billion in the second quarter of 1998, compared with $1.3 billion in the prior-year period. GM-NAO's net profit margin was 2.7 percent in the second quarter of 1998, compared with 3.1 percent in 1997.

      - The decline in the second-quarter-1998 results was more than accounted for by lower volume. Higher sales incentive levels were more than offset by material savings, structural-cost improvements, and cost savings associated with new products that are less expensive to build. This cost performance is a continuation of the favorable trend evident in GM-NAO's record 1998 first quarter results.

      "We have been making great cost strides in some parts of the business, such as material costs and in the vehicle-development process. Unfortunately, a huge competitive gap still exists in our manufacturing productivity -- and with the intense price competition in today's marketplace, we simply cannot afford to be so far off the mark. As we move forward, the age profile of our work force and voluntary retirements present a great opportunity for us to reach more competitive benchmark levels in a reasonable time frame without a negative impact on our people," Wagoner said.

      Vehicle sales in North America finished the quarter at the strongest monthly pace since May of 1989. Truck sales in North America alone were up 45.6 percent for June, setting a fourth straight industry record.

      "The strong sales experienced over the last four months are further evidence of the outstanding consumer acceptance of GM's products," Wagoner said.

      GM's new mid-size car offerings continued to fulfill their promise of success: Sales of Buick Century and Regal, Chevrolet Malibu, Oldsmobile Intrigue, Pontiac Grand Am and Oldsmobile Cutlass were up 34.8 percent over the nine models they replaced in the second quarter of 1998. Combined sales of luxury models -- Cadillac Seville and Catera and Chevrolet Corvette -- increased
27.6 percent over the comparable period a year ago.

      GM vehicle deliveries in the United States in the second quarter of 1998 totaled 1,433,000 units, which resulted in a 31.5-percent share of the U.S. vehicle market, compared with 1,252,000 units, and a 30.5-percent share in the second quarter of 1997. (see additional information in Highlights.)

      "We're pleased with the improvement in our overall market-share position, especially considering how fierce the competition was during the second quarter," Wagoner said. "We're particularly encouraged by the strong performance of our new models, and the continued strong sales of our full-size pickup trucks and sport-utility vehicles."

DELPHI AUTOMOTIVE SYSTEMS (DELPHI)

      Excluding the impact of the strikes, Delphi Automotive Systems reported income of $374 million in the second quarter of 1998, compared with $522 million in the second quarter of 1997, which includes Delco Electronics earnings previously reported by Hughes.

      The unfavorable strike-related impacts in both the 1998 and 1997 second quarters totaled $290 million and $115 million respectively (see Strike-Related Impact.)

      Delphi reported pretax income of $552 million in the second quarter of 1998, compared with pretax income of $807 million in the prior-year period.

      Delphi's net-profit margin was 4.6 percent in the second quarter of 1998, compared with a net-profit margin of 6.1 percent in the prior-year period.

      "Aside from the strike impact, the primary reasons for the decline in net income during the second quarter of 1998 were a decrease in GM's North American production volume, and competitive pressures that resulted in price reductions. The continuing economic downturns in the Latin American and Asia-Pacific regions also had an adverse effect on earnings," said J.T. Battenberg III, General Motors executive vice president and president of Delphi Automotive Systems. "These negative factors were partially offset by significant reductions in material costs and gains in manufacturing productivity."

      Delphi reported second-quarter-1998 sales to customers outside the GM-NAO vehicle groups that represented approximately 35 percent of total sales, compared with approximately 33 percent in the second quarter of 1997, including joint ventures.

      "Our integration of Delphi Delco Electronics into our products and processes is ahead of schedule and positions Delphi to further grow our non-GM-NAO sales." Battenberg said.

GM INTERNATIONAL OPERATIONS (GMIO)

      GM International Operations reported income of $181 million for the second quarter of 1998, compared with income of $385 million in the same period of 1997. Results in both periods exclude special items (see Special Items).

      GMIO reported pretax income of $339 million in the second quarter of 1998, compared with pretax income of $599 million in the second quarter of 1997.

      The net-profit margin for GMIO was 2.0 percent in the second quarter of 1998, compared with 4.0 percent in the prior-year period.

      "Second-quarter earnings reflect a continuation of the very intense competitive environment facing all of our operations as well as lingering concerns about the economic situation in Latin America and the Asia-Pacific region," said Louis R. Hughes, General Motors executive vice president and president of GM International Operations.

      Income from GM's automotive operations in Europe totaled $168 million in the second quarter of 1998, which reflects the normal volume loss related to the successful start-up and introduction of the new Astra. That compares with income of $209 million in the second quarter last year. The results exclude special items that resulted in an unfavorable $44 million after-tax impact in the second quarter of 1998 and a $103 million after-tax gain in the second quarter of 1997 (see Special Items).

      "A bright spot is the huge success of our new Astra models," Hughes said. "We have received more than 300,000 orders, and to meet this high demand, we're significantly increasing production at plants in England, Germany and Belgium."

      For the remainder of GM International Operations, which includes the Latin American and Asia and Pacific Operations, income totaled $13 million in the second quarter of 1998, compared with $176 million in the prior-year period. The extremely competitive markets, along with economic concerns, continue to impact both our Latin American and Asia-Pacific results. Also included in these results are the up-front costs associated with growth initiatives, which should generate improved financial results in future years.

SPECIAL ITEMS

      The  second-quarter-1998  results  include  the  unfavorable  $44  million
after-tax,   or  $0.07  per  share,  effect  of  a  special  charge  related  to work-schedule modifications at Opel Belgium.

      The second-quarter-1997 results were also affected by special items, which included:

      - $318 million after-tax gain, or $0.33 per share, related to the merger of the satellite service operations of Hughes and PanAmSat Corporation.

      - $103 million after-tax gain, or $0.14 per share, related to the sale of GM Europe's equity interest in Avis Europe.

STRIKE-RELATED IMPACT

      The second-quarter-1998 results included an unfavorable impact of $1.2 billion after taxes, or $1.79 per share, related to strikes at two GM component plants in Flint, Mich., that resulted in the shutdown of 26 of 29 GM North
American  assembly  plants,  the loss of 227,000  units of  production,  and the shutdown of many automotive component plants during the quarter. The above-mentioned amount includes an estimated $890 million unfavorable impact on GM-NAO, and $290 million unfavorable impact on Delphi in the second quarter of 1998.

      The second-quarter-1997 results included the $490 million, or $0.67 per share, after-tax, unfavorable impact of strike-related production losses at two key assembly plants in Oklahoma City, Okla., and Pontiac, Mich. Those work stoppages resulted in an estimated loss of 96,000 units of production during the second quarter of 1997, with the following sector-specific after-tax approximate effects: GM-NAO, $375 million; and Delphi, $115 million.


                                    # # #
HIGHLIGHTS ATTACHED

     HIGHLIGHTS - Q2 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                       Three Months Ended
                                            June 30,
                             ------------------------------------
                                       Adjusted          Adjusted
                               1998    1998 (1)   1997   1997 (1)
                             --------  -------  -------  --------

     Net sales and revenues
     Manufactured products   $33,577  $33,577   $39,724   $37,866
     Financial services        3,280    3,280     3,204     3,204
     Other income              2,044    2,044     2,218     1,566
                             -------  --------  -------   -------
       Total net sales and
         revenues            $38,901  $38,901   $45,146   $42,636
                             -------  --------  -------   -------
     Total net sales and
       revenues(9)           $33,462  $33,462   $39,741   $37,883
     Gross profit margin
       percentage(9)            14.5%    14.7%      17.0%    17.0%
     .............................................................
     Income before income taxes,
       minority interests
       and non-consolidated
       affiliates (9)            $27     $101    $2,646    $1,905
     Effective income tax
       rate(9)                  37.0%    39.6%      34.4%    37.1%
     .............................................................
     Consolidated net income    $389     $433    $2,098    $1,581
     Net profit margin(9)        1.2%     1.3%       5.3%     4.2%
     .............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value         $359             $1,941
       Class H (2)                $-               $137
       Class H (3)               $15                 $-
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $0.54      $0.61    $2.68     $2.15
       Class H (2)                $-         $-    $1.35
       Class H (3)             $0.14      $0.14       $-     $0.01
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $0.52      $0.59    $2.67     $2.14
       Class H (2)                $-         $-    $1.35
       Class H (3)             $0.14      $0.14       $-     $0.01
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value        $0.50               $0.50
       Class H (2)                $-               $0.25
       Class H (3)                $-                  $-
      .............................................................
     Book Value Per Share of Common Stocks
                        June 30,    Dec. 31,    June 30,
                          1998       1997         1997
                        --------    -------     --------
       $1-2/3 par value  $20.90     $22.26      $29.99
       Class H           $12.54     $13.36      $14.99
     ..............................................................



   See footnotes beginning on page 15.


                                              continues

     HIGHLIGHTS - Q2 Adjusted for Special Items - with Financing and Insurance Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)


                                         Three Months Ended
                                            June 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)       (1)
                                   ---------   ---------    --------

     Net sales and revenues        $33,462            $-   $33,462
                                    ------        ------    ------
     Costs and expenses:
       Cost of sales                28,619            74    28,545
       Selling, general,
         and admin. expenses         3,421             -     3,421
       Depreciation and
         amort. expenses             1,727             -     1,727
                                    ------        ------    ------
     Total costs and
       expenses                     33,767            74    33,693
                                    ------        ------    ------
     Operating income (loss)          (305)          (74)     (231)
     Other income less
       income deductions               654             -       654
     Interest expense                  322             -       322
                                    ------        ------    ------
     Income (loss) before
       income taxes and
       minority interests               27           (74)      101
     Income tax expense (credit)        10           (30)       40
                                    ------        ------    ------
     Income (loss) after
       income taxes                     17           (44)       61
     Minority interests                  7             -         7
     Earnings of nonconsolidated
       affiliates                      365             -       365
                                    ------        ------    ------

     Net income (loss)                $389          $(44)     $433
                                    ======        ======    ======

     $1-2/3 par value EPS
       from continuing operations
         Basic                       $0.54                   $0.61
         Diluted                     $0.52                   $0.59

     Gross profit margin              14.5%                   14.7%
     Effective income tax rate        37.0%                   39.6%
     Net profit margin                 1.2%                    1.3%


      See footnotes beginning on page 15.


                                    continues

     HIGHLIGHTS - Q2 Adjusted for Hughes Transactions and Special Items - with Financing and
     Insurance Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)

                                       Three Months Ended
                                          June 30, 1997
                             ------------------------------------
                                       Hughes   Special
                                       Trans-    Items   Adjusted
                             Reported  actions   (5)(6)    (1)
                             --------  -------  -------  --------
     Net sales and revenues  $39,741   $1,858       $-    $37,883
                              ------   ------   ------     ------
     Costs and expenses:
       Cost of sales          32,998    1,540        -     31,458
       Selling, general,
         and admin.expenses    3,290      239        -      3,051
       Depreciation and
         amort. expenses       1,918       21        -      1,897
                              ------   ------   ------     ------
     Total costs and
       expenses               38,206    1,800        -     36,406
                              ------   ------   ------     ------
     Operating income          1,535       58        -      1,477
     Other income less
       income deductions       1,330       34      618        678
     Interest expense (credit)   219      (31)       -        250
                              ------   ------   ------     ------
     Income before
       income taxes and
       minority interests      2,646      123      618      1,905
     Income tax expense          909        5      197        707
                              ------   ------   ------     ------
     Income after income
       taxes                   1,737      118      421      1,198
     Minority interests           18       (1)       -         19
     Earnings (loss) of
       noncons. affiliates       343      (21)       -        364
                              ------   ------   ------     ------

     Net income               $2,098      $96     $421     $1,581
                              ======   ======   ======     ======

     $1-2/3 par value EPS
       from continuing
       operations
         Basic                 $2.68                        $2.15
         Diluted               $2.67                        $2.14

     Gross profit margin        17.0%                        17.0%
     Effective income tax rate  34.4%                        37.1%
     Net profit margin           5.3%                         4.2%


      See footnotes beginning on page 15.


                                    continues

     HIGHLIGHTS - Q2 Adjusted for Hughes Transactions and Special Items By Sector
     (Dollars in Millions)


                                         Three Months Ended
                                            June 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)      (1)
                                   ---------   ---------    --------

     GM-NAO                          $(196)           $-      $(196)
     Delphi                             84             -         84
     GMIO(7)                           137            44        181
     Hughes                             56             -         56
     GMAC                              365             -        365
     Other(8)                          (57)            -        (57)
                                     -----         -----      -----

     Consolidated net income          $389           $44       $433
                                     =====         =====      =====



                                           Three Months Ended
                                              June 30, 1997
                             ----------------------------------------
                                         Hughes    Special
                                         Trans-     Items     Adjusted
                             Reported    actions    (5)(6)      (1)
                             --------    -------   -------    -------

     GM-NAO                     $474         $-        $-       $474
     Delphi                      310         97         -        407
     GMIO(7)                     488          -      (103)       385
     Hughes                      542       (218)     (318)         6
     GMAC                        338          -         -        338
     Other(8)                    (54)        25         -        (29)
                                 ---        ---       ---        ---

     Consolidated net income  $2,098       $(96)    $(421)    $1,581
                               =====         ==       ===      =====










     See footnotes beginning on page 15.


                                            continues

     HIGHLIGHTS - Q2 Automotive Sectors
     Adjusted for Special Items
     (Dollars in Millions)


                                      Three Months Ended
                                        June 30, 1998
                               ------------------------------
                               GM-NAO      Delphi      GMIO
                               ------      ------     -------

     Reported
     --------

     Net sales and revenues    $21,904      $7,041     $8,903
                                ------       -----      -----
     Pre-tax (loss) income        (341)         84        265
     Income tax (credit) expense  (128)         20        123
     Equity income and
       minority interests           17          20         (5)
                                ------       -----      -----
     Net (loss) income           $(196)        $84       $137
                                ======       =====      =====

     Net (loss) profit margin     (0.9%)       1.2%       1.5%
     Effective income tax rate    37.5%       23.8%      46.4%


     Special Items (4)
     -------------

     Net sales and revenues         $-          $-         $-
                                ------       -----      -----
     Pre-tax income                  -           -         74
     Income tax expense              -           -         30
     Equity income and
       minority interests            -           -          -
                                ------       -----      -----
     Net income                     $-          $-        $44
                                ======       =====      =====


     Adjusted (1)
     --------

     Net sales and revenues    $21,904      $7,041     $8,903
                                ------       -----      -----
     Pre-tax (loss) income        (341)         84        339
     Income tax (credit) expense  (128)         20        153
     Equity income and
       minority interests           17          20         (5)
                                ------       -----      -----
     Net (loss) income           $(196)        $84       $181
                                ======       =====      =====

     Net (loss) profit margin     (0.9%)       1.2%       2.0%
     Effective income tax rate    37.5%       23.8%      45.1%


      See footnotes beginning on page 15.


                                    continues

     HIGHLIGHTS - Q2 Automotive Sectors
     Adjusted for Hughes Transactions and Special Items
     (Dollars in Millions)

                                        Three Months Ended
                                           June 30, 1997
                                -------------------------------

                                GM-NAO      Delphi       GMIO
                               -------     -------     -------
     Reported
     --------
     Net sales and revenues    $25,823      $6,778      $9,711
                                ------      ------      ------
     Pre-tax income                683         468         727
     Income tax expense            225         170         233
     Equity income and
       minority interests           16          12          (6)
                                ------      ------      ------
     Net income                   $474        $310        $488
                                ======      ======      ======

     Net profit margin             1.8%        4.6%        5.0%
     Effective income tax rate    32.9%       36.3%       32.0%

     Hughes Transactions
     -------------------
     Net sales and revenues         $-      $1,412          $-
                                ------      ------      ------
     Pre-tax income                  -         152           -
     Income tax expense              -          58           -
     Equity income and
       minority interests            -           3           -
                                ------      ------      ------
     Net income                     $-         $97          $-
                                ======      ======      ======

     Special Items (5)(6)
     -------------
     Net sales and revenues         $-          $-          $-
                                ------      ------      ------
     Pre-tax income                  -           -        (128)
     Income tax expense              -           -         (25)
     Equity income and
       minority interests            -           -           -
                                ------      ------      ------
     Net income                     $-          $-       $(103)
                                ======      ======      ======

     Adjusted (1)
     --------
     Net sales and revenues    $25,823      $8,190      $9,711
                                ------      ------      ------
     Pre-tax income                683         620         599
     Income tax expense            225         228         208
     Equity income and
       minority interests           16          15          (6)
                                ------      ------      ------
     Net income                   $474        $407        $385
                                ======      ======      ======

     Net profit margin             1.8%        5.0%        4.0%
     Effective income tax rate    32.9%       36.8%       34.7%


      See footnotes beginning on page 15.


                                               continues

     HIGHLIGHTS - Q2 Operating Information
                                      Three Months Ended
                                           June 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Worldwide Wholesale Sales (Units in 000s)
       United States:   Cars             549          705
                        Trucks           476          536
                                     -------      -------
         Total United States           1,025        1,241
       Canada and Mexico                 158          174
                                     -------      -------
           Total North America         1,183        1,415
       International                     875          836
                                     -------      -------
             Total Worldwide           2,058        2,251
                                     =======      =======
     ....................................................
     Vehicle Unit Deliveries (Units in 000s)
     United States
       Chevrolet - Cars                  287          254
                 - Trucks                494          384
       Pontiac                           168          169
       GMC                               147          124
       Buick                             119          118
       Oldsmobile                         96           81
       Saturn                             66           69
       Cadillac                           49           45
       Other                               7            8
                                      ------       ------
         Total United States           1,433        1,252
     Canada and Mexico                   184          162
                                      ------       ------
         Total North America           1,617        1,414
                                      ------       ------
     International
       Europe                            456          492
       Latin America, Africa, and the
         Middle East                     184          188
       Asia and Pacific                  110          125
       Other International                10            8
                                      ------       ------
         Total International             760          813
                                      ------       ------
             Total Worldwide           2,377        2,227
                                      ======       ======
     ....................................................
     Market Share
       United States
         Cars                           32.1%        32.2%
         Trucks                         30.9%        28.5%
           Total                        31.5%        30.5%
       Western Europe                   10.1%        11.4%
       Latin America                    20.5%        19.5%
       Asia and Pacific                  4.3%         4.0%
       Total Worldwide                  17.2%        16.3%
     ....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             22.3%        26.4%
       % Fleet Sales - Trucks           14.1%        15.8%
       Total Vehicles                   18.4%        21.8%
     ....................................................
     Days Supply of Inventory -- U.S.
     Gross Landed Stock
       Cars                               51           84
       Trucks                             53          105
     ....................................................
     Capacity Utilization %
     U.S. and Canada (2-shift rated)    76.6%        91.9%
     ....................................................
     Retail Incentives($ per unit)
       GM-NAO                         $1,703       $1,060
     ....................................................
     See footnotes beginning on page 15.
                                                continues

     HIGHLIGHTS - Q2 Operating Information
     (Dollars in Millions Except
      Per Share Amounts)
                                      Three Months Ended
                                           June 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Depreciation and amortization (9)
       Depreciation                   $1,126       $1,076
       Amortization of special tools     574          790
       Amortization of intangible assets  27           52
                                       -----        -----
                                      $1,727       $1,918
                                       =====        =====
     ....................................................
     Worldwide Employment at June 30 (in 000s)(10)
       GM-NAO                            231          243
       Delphi                            205          207
       GMIO                              116          114
       GMAC                               22           18
       Hughes                             15           17
       Other                               9           10
                                         ---          ---
         Total                           598          609
                                         ---          ---
     ....................................................
     Worldwide Payrolls (10)           $6,747      $7,069
     ....................................................
     (1) Adjusted amounts represent the reported amounts less the effects of special items and Hughes Transactions. The adjusted amounts for 1998 and 1997 include the unfavorable effects of strike-related work stoppages. The unfavorable after-tax impacts of the work stoppages were $1.2 billion, or $1.79 per share of $1-2/3 par value common stock, in 1998 and $490 million, or $0.67 per share of $1-2/3 par value common stock, in 1997. The unfavorable after-tax impacts for GM-NAO were $890
         million  and  $375  million  in  1998  and  1997,   respectively.   The
         unfavorable after-tax impacts for Delphi were $290 million and $115 million in 1998 and 1997, respectively.
     (2) Data relates to a period prior to the date on which GM recapitalized the Class H common stock ("GM's Recapitalization Date").
     (3) Data relates to a period which is subsequent to GM's Recapitalization Date.
     (4) The second-quarter 1998 results included a pre-tax charge of $74 million ($44 million after-tax, or $0.07 basic per share of $1-2/3 par value common stock), related to work schedule modifications at Opel Belgium.
     (5) The second-quarter 1997 results included a pre-tax gain of $490 million($318 million after-taxes, or $0.33 basic per share of $1-2/3 par value common stock), that resulted from the merger of the satellite service operations of Hughes and PanAmSat Corporation.
     (6) The second-quarter 1997 results included a pre-tax gain of $128 million ($103 million after-tax, or $0.14 per share of $1-2/3 par value common stock), related to the sale of GM Europe's equity interest in Avis Europe.
     (7) GMIO Includes:                  Three Months Ended
                                              June 30,
                                         ------------------
                                         1998          1997
                                         ----          ----
                        GM Europe        $168          $209
                        Other GMIO        $13          $176
     (8) Includes Allison Transmission Division, GM Locomotive Group, and purchase accounting adjustments, as well as certain tax and foreign exchange items not allocated to any one business sector.

     HIGHLIGHTS - Q2 Operating Information
     (Dollars in Millions Except
      Per Share Amounts)


     (9) Calculated with financing and insurance operations on an equity basis.
     (10)Employment and payroll amounts reported for 1997 have been adjusted to reflect the changes to GM's organizational structure resulting from the Hughes Transactions. As such, Delphi reported amounts include Delco and Hughes reported amounts exclude Delco and Hughes Defense.

     HIGHLIGHTS - 6 Months Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                         Six Months Ended
                                             June 30,
                             ------------------------------------
                                       Adjusted          Adjusted
                               1998    1998 (1)   1997   1997 (1)
                             --------  -------  -------  --------

     Net sales and revenues
     Manufactured products   $70,137  $70,137   $77,164   $73,689
     Financial services        6,441    6,441     6,401     6,401
     Other income              3,894    3,894     3,822     3,077
                             -------  --------  -------   -------
       Total net sales and
         revenues            $80,472  $80,472   $87,387   $83,167
                             -------  --------  -------   -------
     Total net sales and
       revenues(9)           $69,889  $69,889   $77,198   $73,723
     Gross profit margin
       percentage(9)            15.7%    15.8%     17.0%     17.0%
     .............................................................
     Income before income taxes,
       minority interests
       and non-consolidated
       affiliates (9)         $1,915   $1,989    $4,756    $3,843
     Effective income tax
       rate (9)                 34.0%    34.2%     34.5%     35.7%
     .............................................................
     Consolidated net income  $1,993   $2,037    $3,894    $3,270
     Net profit margin(9)        2.9%     2.9%      5.0%      4.4%
     .............................................................
     Earnings Attributable to Common Stocks
       $1-2/3 par value       $1,933             $3,658
       Class H (2)                $-               $196
       Class H (3)               $29                 $-
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $2.88      $2.95    $4.98     $4.38
       Class H (2)                $-         $-    $1.94
       Class H (3)             $0.27      $0.27       $-     $0.07
     .............................................................
     Diluted Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value        $2.82      $2.89    $4.93     $4.33
       Class H (2)                $-      $-       $1.94
       Class H (3)             $0.27      $0.27       $-     $0.07
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value        $1.00               $1.00
       Class H (2)                $-               $0.50
       Class H (3)                $-                  $-
     ..............................................................



   See footnotes beginning on page 24.


                                              continues

     HIGHLIGHTS - 6 Months Adjusted for Special Items - with Financing and Insurance Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)


                                          Six Months Ended
                                           June 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)      (1)
                                   ---------   ---------    --------

     Net sales and revenues        $69,889            $-   $69,889
                                    ------        ------    ------
     Costs and expenses:
       Cost of sales                58,942            74    58,868
       Selling, general,
         and admin. expenses         6,281             -     6,281
       Depreciation and
         amort. expenses             3,410             -     3,410
                                    ------        ------    ------
     Total costs and
       expenses                     68,633            74    68,559
                                    ------        ------    ------
     Operating income (loss)         1,256           (74)    1,330
     Other income less
       income deductions             1,236             -     1,236
     Interest expense                  577             -       577
                                    ------        ------    ------
     Income (loss) before
       income taxes and
       minority interests            1,915           (74)    1,989
     Income tax expense (credit)       651           (30)      681
                                    ------        ------    ------
     Income (loss) after
       income taxes                  1,264           (44)    1,308
     Minority interests                  3             -         3
     Earnings of nonconsolidated
       affiliates                      726             -       726
                                    ------        ------    ------

     Net income (loss)              $1,993          $(44)   $2,037
                                    ======        ======    ======

     $1-2/3 par value EPS
       from continuing operations
         Basic                       $2.88                   $2.95
         Diluted                     $2.82                   $2.89

     Gross profit margin              15.7%                   15.8%
     Effective income tax rate        34.0%                   34.2%
     Net profit margin                 2.9%                    2.9%


      See footnotes beginning on page 24.


                                    continues

     HIGHLIGHTS - 6 Months Adjusted for Hughes Transactions and Special Items - with Financing and Insurance
     Operations on an Equity Basis
     (Dollars in Millions Except Per Share Amounts)

                                         Six Months Ended
                                            June 30, 1997
                             ------------------------------------
                                       Hughes   Special
                                       Trans-     Items  Adjusted
                             Reported  actions   (5)(6)    (1)
                             --------  -------  -------  --------
     Net sales and revenues  $77,198   $3,475       $-    $73,723
                              ------   ------   ------     ------
     Costs and expenses:
       Cost of sales          64,102    2,845       80     61,177
       Selling, general,
         and admin.expenses    6,174      305        -      5,869
       Depreciation and
         amort. expenses       3,797       82        -      3,715
                              ------   ------   ------     ------
     Total costs and
       expenses               74,073    3,232       80     70,761
                              ------   ------   ------     ------
     Operating income (loss)   3,125      243      (80)     2,962
     Other income less
       income deductions       2,069       39      706      1,324
     Interest expense (credit)   438       (5)       -        443
                              ------   ------   ------     ------
     Income before
       income taxes and
       minority interests      4,756      287      626      3,843
     Income tax expense        1,639       67      200      1,372
                              ------   ------   ------     ------
     Income after income
       taxes                   3,117      220      426      2,471
     Minority interests           37       (1)       -         38
     Earnings (loss) of
       noncons. affiliates       740      (21)       -        761
                              ------   ------   ------     ------

     Net income               $3,894     $198     $426     $3,270
                              ======   ======   ======     ======

     $1-2/3 par value EPS
       from continuing
       operations
         Basic                 $4.98                        $4.38
         Diluted               $4.93                        $4.33

     Gross profit margin        17.0%                        17.0%
     Effective income tax rate  34.5%                        35.7%
     Net profit margin           5.0%                         4.4%


      See footnotes beginning on page 24.


                                    continues

     HIGHLIGHTS - 6 Months Adjusted for Hughes Transactions and Special Items By Sector
     (Dollars in Millions)


                                          Six Months Ended
                                            June 30, 1998
                                   --------------------------------
                                                Special     Adjusted
                                   Reported    Items (4)      (1)
                                   ---------   ---------    --------

     GM-NAO                           $630            $-       $630
     Delphi                            347             -        347
     GMIO(7)                           297            44        341
     Hughes                            110             -        110
     GMAC                              714             -        714
     Other(8)                         (105)            -       (105)
                                     -----         -----      -----

     Consolidated net income        $1,993           $44     $2,037
                                     =====         =====      =====



                                           Six Months Ended
                                             June 30, 1997
                             ----------------------------------------
                                         Hughes    Special
                                         Trans-     Items     Adjusted
                             Reported    actions    (5)(6)      (1)
                             --------    -------   -------    -------

     GM-NAO                   $1,238         $-        $-     $1,238
     Delphi                      490        181        50        721
     GMIO(7)                     805          -      (158)       647
     Hughes                      777       (429)     (318)        30
     GMAC                        710          -         -        710
     Other(8)                   (126)        50         -        (76)
                                 ---        ---       ---        ---

     Consolidated net income  $3,894      $(198)    $(426)    $3,270
                               =====        ===       ===      =====










     See footnotes beginning on page 24.


                                            continues

     HIGHLIGHTS - 6 Months Automotive Sectors
     Adjusted for Special Items
     (Dollars in Millions)


                                       Six Months Ended
                                        June 30, 1998
                               ------------------------------
                               GM-NAO      Delphi      GMIO
                               ------      ------     -------

     Reported
     --------

     Net sales and revenues    $47,793     $14,664    $17,053
                                ------      ------     ------
     Pre-tax income                861         460        478
     Income tax expense            251         140        195
     Equity income and
       minority interests           20          27         14
                                ------      ------     ------
     Net income                   $630        $347       $297
                                ======      ======     ======

     Net profit margin             1.3%        2.4%       1.7%
     Effective income tax rate    29.2%       30.4%      40.8%


     Special Items
     -------------

     Net sales and revenues         $-          $-         $-
                                ------       -----      -----
     Pre-tax income                  -           -         74
     Income tax expense              -           -         30
     Equity income and
       minority interests            -           -          -
                                ------       -----      -----
     Net income                     $-          $-        $44
                                ======       =====      =====


     Adjusted (1)
     --------

     Net sales and revenues    $47,793     $14,664    $17,053
                                ------      ------     ------
     Pre-tax income                861         460        552
     Income tax expense            251         140        225
     Equity income and
       minority interests           20          27         14
                                ------      ------     ------
     Net income                   $630        $347       $341
                                ======      ======     ======

     Net profit margin             1.3%        2.4%       2.0%
     Effective income tax rate    29.2%       30.4%      40.8%


      See footnotes beginning on page 24.


                                    continues

     HIGHLIGHTS - 6 Months Automotive Sectors
     Adjusted for Hughes Transactions and Special Items
     (Dollars in Millions)

                                         Six Months Ended
                                           June 30, 1997
                                -------------------------------

                                GM-NAO      Delphi       GMIO
                               -------     -------     -------
     Reported
     --------
     Net sales and revenues    $50,682     $13,442     $17,994
                                ------      ------      ------
     Pre-tax income              1,810         705       1,200
     Income tax expense            603         242         397
     Equity income and
       minority interests           31          27           2
                                ------      ------      ------
     Net income                 $1,238        $490        $805
                                ======      ======      ======

     Net profit margin             2.4%        3.6%        4.5%
     Effective income tax rate    33.3%       34.3%       33.1%

     Hughes Transactions
     -------------------
     Net sales and revenues         $-      $2,743          $-
                                ------      ------      ------
     Pre-tax income                  -         286           -
     Income tax expense              -         109           -
     Equity income and
       minority interests            -           4           -
                                ------      ------      ------
     Net income                     $-        $181          $-
                                ======      ======      ======

     Special Items
     -------------
     Net sales and revenues         $-          $-          $-
                                ------      ------      ------
     Pre-tax income                  -          80        (216)
     Income tax expense              -          30         (58)
     Equity income and
       minority interests            -           -           -
                                ------      ------      ------
     Net income                     $-         $50       $(158)
                                ======      ======      ======

     Adjusted (1)
     --------
     Net sales and revenues    $50,682     $16,185     $17,994
                                ------      ------      ------
     Pre-tax income              1,810       1,071         984
     Income tax expense            603         381         339
     Equity income and
       minority interests           31          31           2
                                ------      ------      ------
     Net income                 $1,238        $721        $647
                                ======      ======      ======

     Net profit margin             2.4%        4.5%        3.6%
     Effective income tax rate    33.3%       35.6%       34.5%


      See footnotes beginning on page 24.


                                               continues

     HIGHLIGHTS - 6 Months Operating Information
                                      Six Months Ended
                                          June 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Worldwide Wholesale Sales (Units in 000s)
       United States:   Cars           1,123        1,403
                        Trucks         1,068        1,090
                                     -------      -------
         Total United States           2,191        2,493
       Canada and Mexico                 329          324
                                     -------      -------
           Total North America         2,520        2,817
       International                   1,597        1,619
                                     -------      -------
             Total Worldwide           4,117        4,436
                                     =======      =======
     ....................................................
     Vehicle Unit Deliveries (Units in 000s)
     United States
       Chevrolet - Cars                  494          505
                 - Trucks                872          742
       Pontiac                           290          314
       GMC                               264          233
       Buick                             215          205
       Oldsmobile                        169          146
       Saturn                            117          129
       Cadillac                           92           87
       Other                              13           14
                                      ------       ------
         Total United States           2,526        2,375
     Canada and Mexico                   313          283
                                      ------       ------
         Total North America           2,839        2,658
                                      ------       ------
     International
       Europe                            948          957
       Latin America, Africa, and the
         Middle East                     360          350
       Asia and Pacific                  230          306
       Other International                19           16
                                      ------       ------
         Total International           1,557        1,629
                                      ------       ------
             Total Worldwide           4,396        4,287
                                      ======       ======
     ....................................................
     Market Share
       United States
         Cars                           31.4%        31.9%
         Trucks                         30.5%        28.6%
           Total                        30.9%        30.4%
       Western Europe                   10.4%        11.4%
       Latin America                    21.1%        19.2%
       Asia and Pacific                  4.1%         4.4%
       Total Worldwide                  16.4%        15.8%
     ....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             23.9%        26.4%
       % Fleet Sales - Trucks           15.0%        14.8%
       Total Vehicles                   19.7%        21.4%
     ....................................................
     Capacity Utilization %
     U.S. and Canada (2-shift rated)    82.8%        93.6%
     ....................................................
     Retail Incentives($ per unit)
       GM-NAO                         $1,490         $962
     ....................................................
     See footnotes beginning on page 24.
                                                continues

     HIGHLIGHTS - 6 Months Operating Information
     (Dollars in Millions Except
      Per Share Amounts)
                                      Six Months Ended
                                          June 30,
                                   ----------------------
                                        1998         1997
                                   ---------   ----------
     Depreciation and amortization (8)
       Depreciation                   $2,169       $2,127
       Amortization of special tools   1,187        1,577
       Amortization of intangible assets  54           93
                                       -----        -----
                                      $3,410       $3,797
                                       =====        =====
     ....................................................
     Worldwide Payrolls (10)          $13,773     $14,146
     ....................................................
     (1) Adjusted amounts represent the reported amounts less the effects of special items and Hughes Transactions. The adjusted amounts for 1998 and 1997 include the unfavorable effects of strike-related work stoppages. The unfavorable after-tax impacts of the work stoppages were $1.2 billion, or $1.79 per share of $1-2/3 par value common stock, in 1998 and $490 million, or $0.67 per share of $1-2/3 par value common stock, in 1997. The unfavorable after-tax impacts for GM-NAO were $890 million and $375 million in 1998 and 1997, respectively. The unfavorable after-tax impacts for Delphi were $290 million and $115 million in 1998 and 1997, respectively.
     (2) Data relates to a period prior to the date on which GM recapitalized the Class H common stock ("GM's Recapitalization Date").
     (3) Data relates to a period which is subsequent to GM's Recapitalization Date.
     (4) The second-quarter 1998 results included a pre-tax charge of $74 million ($44 million after-tax, or $0.07 basic per share of $1-2/3 par value common stock), related to work schedule modifications at Opel Belgium.
     (5) The first-quarter 1997 results included a pre-tax gain of $88 million,($55 million after-taxes, or $0.07 basic per share of $1-2/3 par value common stock), that resulted from an agreement with Volkswagen A.G. (VW) settling a civil lawsuit which GM brought against VW. The first-quarter 1997 results were negatively impacted by a pre-tax plant closing charge of $80 million,($50 million after-taxes, or $0.07 basic per share of $1-2/3 par value common stock), related to the announcement that Delphi Interior and Lighting Systems would cease production at its Trenton, N.J., plant during the 1998 calendar year.
     (6) The second-quarter 1997 results included a pre-tax gain of $490 million($318 million after-taxes, or $0.33 basic per share of $1-2/3 par value common stock), that resulted from the merger of the satellite service operations of Hughes and PanAmSat Corporation. The second-quarter 1997 results also included a pre-tax gain of $128 million ($103 million after-tax, or $0.14 per share of $1-2/3 par value common stock),related to the sale of GM Europe's equity interest in Avis Europe.
     (7) GMIO Includes:                   Six Months Ended
                                              June 30,
                                         ------------------
                                         1998          1997
                                         ----          ----
                        GM Europe        $267          $303
                        Other GMIO        $74          $344
     (8) Includes Allison Transmission Division, GM Locomotive Group, and purchase accounting adjustments, as well as certain tax and foreign exchange items not allocated to any one business sector.

     HIGHLIGHTS - 6 Months Operating Information
     (Dollars in Millions Except
      Per Share Amounts)


     (9) Calculated with financing and insurance operations on an equity basis.
     (10)Payroll amounts reported for 1997 have been adjusted to reflect the changes to GM's organizational structure resulting from the Hughes Transactions. As such, 1997 reported amounts exclude Hughes Defense.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)

                                      Three Months Ended     Six Months Ended
                                            June 30,              June 30,
                                      1998        1997        1998      1997
                                      ----        ----        ----      ----
                                 (Dollars in Millions Except Per Share Amounts)
Net sales and revenues
Manufactured products              $33,577     $39,724     $70,137    $77,164
Financial services                   3,280       3,204       6,441      6,401
Other income                         2,044       2,218       3,894      3,822
                                   -------     -------     -------    -------
    Total net sales and revenues    38,901      45,146      80,472     87,387
                                    ------      ------      ------     ------

Costs and expenses
Cost of sales and other operating
  charges, exclusive of items
  listed below                      28,623      33,008      58,980     64,118
Selling, general, and
  administrative expenses            4,401       3,984       8,143      7,575
Depreciation and amortization
  expenses                           2,931       3,101       5,838      6,166
Interest expense                     1,753       1,500       3,383      2,961
Other deductions                       632         320       1,145        568
                                  --------    --------     -------   --------
    Total costs and expenses        38,340      41,913      77,489     81,388
                                    ------      ------      ------     ------

Income before income taxes and
  minority interests                   561       3,233       2,983      5,999
Income taxes                           175       1,153         983      2,142
Minority interests                       3          18          (7)        37
                                     -----     -------     -------    -------
    Net income                         389       2,098       1,993      3,894
Dividends on preference stocks          15          20          31         40
                                      ----     -------      ------    -------
    Earnings on common stocks         $374      $2,078      $1,962     $3,854
                                       ===       =====       =====      =====

Basic earnings per share attributable to
  common stocks
  Earnings per share attributable to
    $1-2/3 par value                    $0.54     $2.68        $2.88     $4.98
  Earnings per share attributable to
    Class H (prior to its
    recapitalization on
    December 17, 1997)                            $1.35                  $1.94
  Earnings per share attributable to
    Class H (subsequent to its
    recapitalization on
    December 17, 1997)                  $0.14                  $0.27

Diluted earnings per share attributable
  to common stocks
  Earnings per share attributable to
    $1-2/3 par value                    $0.52     $2.67        $2.82     $4.93
  Earnings per share attributable to
    Class H (prior to its
    recapitalization on
    December 17, 1997)                            $1.35                  $1.94
  Earnings per share attributable to
    Class H (subsequent to its
    recapitalization on
    December 17, 1997)                  $0.14                  $0.27

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED BALANCE SHEETS

                                               June 30,             June 30,
                                                 1998     Dec. 31,    1997
                                            (Unaudited)    1997    (Unaudited)
                                                   (Dollars in Millions)
                                    ASSETS
Cash and cash equivalents                       $8,721    $11,262     $11,674
Other marketable securities                      8,407     11,722       9,605
                                               -------     ------     -------
  Total cash and marketable securities          17,128     22,984      21,279

Finance receivables - net                       60,766     58,870      60,357
Accounts and notes receivable (less allowances)  8,771      7,493       7,461
Inventories (less allowances)                   13,253     12,102      13,528
Deferred income taxes                           22,179     22,478      19,291
Equipment on operating leases (less accumulated
  depreciation)                                 35,335     33,302      32,300
Property - net                                  36,050     34,567      37,653
Intangible assets - net                         12,159     11,469      15,029
Other assets - net                              24,938     25,623      25,007
                                              --------   --------    --------
    Total assets                              $230,579   $228,888    $231,905
                                               =======    =======     =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
   Accounts payable (principally trade)        $15,395    $15,782     $14,197
   Notes and loans payable                      98,957     93,027      89,918
   Deferred income taxes                         3,188      2,923       3,530
   Postretirement benefits other than pensions  40,338     41,168      44,007
   Pensions                                      5,537      7,043       7,774
   Accrued expenses and other liabilities       50,728     50,490      47,330
                                              --------   --------    --------
    Total liabilities                          214,143    210,433     206,756
                                               -------    -------     -------

   Minority interests                              518        727         716
  General Motors - obligated mandatorily
    redeemable preferred securities of
    subsidiary trusts holding solely
    junior subordinated debentures of
    General Motors
      Series D                                      79         79           -
      Series G                                     143        143           -
   Redeemable preferred stock of subsidiary          -          -         402

Stockholders' equity
  Preference stocks                                  1          1           1
   Common stocks
    $1-2/3 par value (issued, 655,007,825;
      693,456,394; and 721,480,932 shares)       1,092      1,156       1,202
    Class H (issued, 101,641,092 shares)             -          -          10
    Class H (issued, 105,731,028, and
    103,885,803 shares)                             11         10           -
   Capital surplus (principally additional
    paid-in capital)                            12,773     15,369      17,250
   Retained earnings                             6,706      5,416       9,201
                                               -------    -------     -------
      Subtotal                                  20,583     21,952      27,664
   Minimum pension liability adjustment         (4,062)    (4,062)     (3,490)
   Accumulated foreign currency translation
     adjustments                                (1,332)      (888)       (642)
   Net unrealized gains on securities              507        504         499
                                                ------    -------    --------
      Accumulated other comprehensive loss      (4,887)    (4,446)     (3,633)
      Total stockholders' equity                15,696     17,506      24,031
                                              --------   --------    --------
      Total liabilities and stockholders'
        equity                                $230,579   $228,888    $231,905
                                               =======    =======     =======

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                         Six Months Ended
                                                              June 30,
                                                         1998       1997
                                                       (Dollars in Millions)

Net cash provided by operating activities               $4,837    $9,773
                                                         -----    ------

Cash flows from investing activities
  Expenditures for property                             (4,614)   (4,268)
  Investments in other marketable securities
    - acquisitions                                     (13,487)  (18,147)
  Investments in other marketable securities
    - liquidations                                      17,197    17,595
  Investments in companies, net of cash acquired        (1,322)   (1,652)
  Finance receivables - acquisitions                   (78,491)  (79,997)
  Finance receivables - liquidations                    58,951    63,304
  Proceeds from sales of finance receivables            17,356    12,930
  Operating leases - acquisitions                      (12,331)  (10,649)
  Operating leases - liquidations                        7,684     6,227
  Other                                                     26       954
Net cash used in investing activities                   (9,031)  (13,703)
                                                         -----    ------

Cash flows from financing activities
  Net increase in loans payable                          1,709     3,269
  Increase in long-term debt                            11,019     8,485
  Decrease in long-term debt                            (7,564)   (7,061)
  Proceeds from issuing common stocks                      344       281
  Repurchases of common stocks                          (3,071)   (2,292)
  Cash dividends paid to stockholders                     (703)     (829)
                                                        ------    ------
Net cash provided by financing activities                1,734     1,853
                                                         -----     -----

Effect of exchange rate changes on cash and
  cash equivalents                                         (81)     (312)
                                                         -----     -----
Net decrease in cash and cash equivalents               (2,541)   (2,389)
Cash and cash equivalents at beginning of the period    11,262    14,063
                                                        ------    ------
Cash and cash equivalents at end of the period          $8,721   $11,674
                                                         =====    ======

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES


Consolidated Statements of Income With Financing and Insurance Operations on an Equity Basis (Unaudited)
                                      Three Months Ended     Six Months Ended
                                           June 30,              June 30,
                                       1998      1997        1998       1997
                                       ----      ----        ----       ----
                                            (Dollars in Millions)
Net sales and revenues               $33,462   $39,741     $69,889    $77,198
                                      ------    ------      ------     ------

Costs and expenses
Cost of sales and other operating
  charges, exclusive of items listed
  below                               28,619    32,998      58,942     64,102
Selling, general, and administrative
  expenses                             3,421     3,290       6,281      6,174
Depreciation and amortization expenses 1,727     1,918       3,410      3,797
                                      -------  -------      ------    -------
  Total costs and expenses            33,767    38,206      68,633     74,073
                                      ------    ------      ------     ------

Operating (loss)  income                (305)    1,535       1,256      3,125
Other income less income deductions      654     1,330       1,236      2,069
Interest expense                         322       219         577        438
                                       -----    ------      ------     ------
Income from continuing operations before
  income taxes, minority interests, and
  earnings of nonconsolidated affiliates  27     2,646       1,915      4,756
Income taxes                              10       909         651      1,639
                                          --    ------      ------      -----
Income from continuing operations before
  minority interests and earnings of
  nonconsolidated affiliates              17     1,737       1,264      3,117
Minority interests                         7        18           3         37
Earnings of nonconsolidated affiliates   365       343         726        740
                                         ---    ------      ------     ------
  Net income                            $389    $2,098      $1,993     $3,894
                                         ===     =====       =====      =====

  Net profit margin (1)                  1.2%      5.3%        2.9%       5.0%

(1) Net profit margin represents net income as a percentage of net sales and revenues.

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets With Financing and Insurance Operations on an Equity Basis
(Unaudited)
                                             June 30,      Dec. 31,    June 30,
                                               1998          1997        1997
                                             --------      --------    --------
                                                      (Dollars in Millions)
                                    ASSETS

Cash and cash equivalents                  $8,637       $10,685       $10,855
Other marketable securities                   477         3,826         4,062
                                           ------       -------       -------
  Total cash and marketable securities      9,114        14,511        14,917
Accounts and notes receivable
  (less allowances)
  Trade                                     4,617         5,164         5,887
  Nonconsolidated affiliates                1,721           836         1,478
Inventories (less allowances)              11,942        12,102        13,528
Equipment on operating leases
  (less accumulated depreciation)           4,754         4,677         4,047
Deferred income taxes and other             6,069         6,278         5,425
                                          -------       -------       -------
    Total current assets                   38,217        43,568        45,282
Equity in net assets of nonconsolidated
  affiliates                               11,091        10,164        10,061
Deferred income taxes                      20,399        20,721        19,692
Other investments and miscellaneous assets 13,803        13,564        13,586
Property - net                             35,293        33,914        37,211
Intangible assets - net                    11,426        10,752        14,864
                                         --------      --------      --------
    Total assets                         $130,229      $132,683      $140,696
                                          =======       =======       =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                          $10,230       $12,474       $11,235
Loans payable                               1,850           656         1,281
Accrued expenses and customer deposits     31,974        33,459        31,431
                                           ------        ------        ------
    Total current liabilities              44,054        46,589        43,947
Long-term debt                              7,097         5,491         5,967
Capitalized leases                            178           185           188
Postretirement benefits other than
  pensions                                 37,535        38,388        41,393
Pensions                                    4,780         4,271         5,822
Other liabilities and deferred income
  taxes                                    20,192        19,336        18,230
                                           --------    --------      --------
Total liabilities                         113,836       114,260       115,547
                                          -------       -------       -------
Minority interests                            475           695           716
General Motors - obligated mandatorily
  redeemable preferred securities of
  subsidiary trusts holding solely
  junior subordinated debentures of
  General Motors
    Series D                                   79            79             -
    Series G                                  143           143             -
Redeemable preferred stock of subsidiary        -             -           402
Stockholders' equity                       15,696        17,506        24,031
                                         --------      --------      --------
    Total liabilities and
      stockholders' equity               $130,229      $132,683      $140,696
                                          =======       =======       =======

                 GENERAL MOTORS CORPORATION AND SUBSIDIARIES


Condensed Consolidated Statements of Cash Flows With Financing and Insurance Operations on an Equity Basis (Unaudited)

                                                            Six Months Ended
                                                                June 30,
                                                            1998       1997
                                                         (Dollars in Millions)

Net cash provided by operating activities                  $1,166    $7,582
                                                            -----     -----

Cash flows from investing activities
  Expenditures for property                                (4,369)   (4,070)
  Investments in companies, net of cash acquired           (1,322)   (1,652)
  Investments in other marketable securities
    - acquisitions                                         (4,984)   (7,963)
  Investments in other marketable securities
    - liquidations                                          8,332     7,543
  Operating leases - acquisitions                          (2,994)   (2,610)
  Operating leases - liquidations                           2,767     1,667
  Other                                                        72       (29)
                                                          -------   -------
Net cash used in investing activities                      (2,498)   (7,114)
                                                            -----     -----

Cash flows from financing activities
  Net increase in loans payable                             1,194        66
  Increase in long-term debt                                2,652       195
  Decrease in long-term debt                               (1,052)      (37)
  Proceeds from issuing common stocks                         344       281
  Repurchases of common stocks                             (3,071)   (2,292)
  Cash dividends paid to stockholders                        (703)     (829)
                                                           ------    ------
Net cash used in financing activities                        (636)   (2,616)
                                                           ------     -----

Effect of exchange rate changes on cash and
  cash equivalents                                            (80)     (317)
                                                            -----     -----
Net decrease in cash and cash equivalents                  (2,048)   (2,465)
Cash and cash equivalents at beginning of the period       10,685    13,320
                                                           ------    ------
Cash and cash equivalents at end of the period             $8,637   $10,855
                                                            =====    ======

Cash Flows With Financing and Insurance Operations on an Equity Basis

                 HUGHES ELECTRONICS CORPORATION NEWS RELEASE

      El Segundo, Calif., July 13, 1998 - Hughes Electronics Corporation (Hughes) today reported that second quarter 1998 revenues increased 18.9% to $1,369.0 million compared with $1,151.4 million in the second quarter of 1997.

      Operating profit(1) in the quarter increased 36.5% to $78.2 million compared with $57.3 million in the second quarter of 1997. Second quarter operating profit margin on the same basis increased to 5.7% in 1998 from 5.0% in 1997.

      Second quarter earnings(1) increased to $56.1 million compared with last year's $6.1 million, which excludes the $318.3 million after-tax gain ($0.80 per share) recognized in connection with the May 1997 PanAmSat merger. Earnings per share on the same basis increased to $0.14 per share versus pro forma earnings per share(2) of $0.01 in 1997. Including the gain associated with the PanAmSat merger, second quarter 1997 earnings and pro forma earnings per share were $324.4 million and $0.81 per share, respectively.

      "The  solid  financial  performance  reported  in the  second  quarter  is consistent  with  Hughes'  growth  expectations  as  a  satellite  and  wireless communications company," said Michael T. Smith, Hughes chairman and chief executive officer. "The increases in revenues and operating profit were driven by record DIRECTV(R) subscriber growth through June, continued strong performance in our satellite services segment resulting from the PanAmSat merger, and higher commercial satellite sales."

                          Six-Month Financial Review

      For the first six months of 1998, revenues increased 22.3% to $2,660.0 million compared with $2,175.4 million in the first half of 1997. This growth was primarily the result of record DIRECTV subscriber growth, the May 1997 PanAmSat merger and higher commercial satellite sales.

      Driven by the revenue growth, operating profit(1) for the first six months rose sharply to $161.8 million versus $90.4 million in 1997. Operating profit margin on the same basis increased to 6.1% compared with 4.2% in the first half of 1997.

      Earnings(1)and earnings per share in the first half of 1998 were $109.8 million and $0.27, respectively. Excluding the gain associated with the PanAmSat merger, earnings and pro forma earnings per share(2) in the first six months of 1997 were $30.0 million and $0.07 per share, respectively. The increases in earnings and earnings per share were principally a result of the aforementioned revenue and operating profit growth.

                SEGMENT FINANCIAL REVIEW: SECOND QUARTER 1998

                           Direct-To-Home Broadcast

      For the quarter, revenues increased 42.5% to $401.5 million from $281.7 million in the second quarter of 1997. The increase resulted from continued strong subscriber growth and average monthly revenue per subscriber, as well as low subscriber churn rates. Domestic DIRECTV propelled this growth with quarterly revenues of $368 million, a 49% increase over last year's second quarter revenues of $247 million. With 227,000 net new subscribers in the second quarter, total DIRECTV subscribers grew to 3,755,000 in the United States as of June 30, 1998. The Company's Latin American DIRECTV subsidiary, Galaxy Latin America (GLA), had second quarter revenues of $32 million compared with $13 million in 1997. With the addition of 49,000 net new subscribers in the second quarter, total DIRECTV subscribers in Latin America were 387,000 as of June 30, 1998. In addition, DIRECTV Japan(TM), a 32% owned equity affiliate, had a total of 140,000 subscribers by the end of the second quarter.

      The segment operating loss in the quarter was $40.2 million compared with an operating loss of $47.9 million in the second quarter of 1997. The lower operating loss in 1998 was principally due to increased subscriber revenues that more than offset higher sales and marketing expenditures. The second quarter 1998 operating loss for the domestic DIRECTV business was $7 million compared with $21 million last year, and GLA's second quarter operating loss was $32 million compared with $33 million last year.

                              Satellite Services

      Second quarter 1998 revenues were up 42.5% to $191.1 million compared with $134.1 million in the prior year. The increase was primarily due to the May 1997 PanAmSat merger and increased operating lease revenues for video, data and Internet-related services.

      As a result of this revenue growth, operating profit in the quarter rose 18.3% to $74.4 million from $62.9 million in 1997. Operating profit margin in the period declined to 38.9% from 46.9% in the same period last year primarily from goodwill amortization associated with the PanAmSat merger and a provision for the loss relating to the May 1998 failure of PanAmSat's Galaxy IV satellite.

                           Satellite Manufacturing

      For the second quarter of 1998, revenues increased 15.4% to $674.8 million from revenues of $584.5 million for the same period in 1997. Operating profit in the quarter increased 11.5% to $60.0 million from $53.8 million in the prior year. The increases in revenue and operating profit were principally due to higher commercial satellite sales to customers such as Thuraya Satellite Telecommunications Company, ICO Global Communications and PanAmSat Corporation. Operating profit margin in the quarter declined slightly to 8.9% versus 9.2% last year.

                               Network Systems

      Second quarter revenues for Hughes Network Systems (HNS) were $221.7 million compared with $210.9 million in the same period last year. Increased sales of satellite-based mobile telephony equipment were mostly offset by lower sales of international wireless local loop telephone systems.
      The operating loss in the quarter was $25.2 million compared with an operating loss of $1.0 million in the second quarter of 1997. The increased operating loss in the second quarter of 1998 was primarily due to a $26 million provision for estimated losses associated with the bankruptcy filing by a customer.

                                BALANCE SHEET

      The cash balance of $1,592.8 million at June 30, 1998 declined $1,191.0 million from December 31, 1997 primarily due to the $851.4 million additional investment in PanAmSat to increase Hughes' ownership from 71.5% to 81.0% and a $204.7 million cash payment to GM in connection with the finalization of the purchase price adjustment amount related to the transfer of Delco Electronics to GM in December 1997 as part of the Hughes Transactions. The Hughes Transactions also included the spin-off and merger of Hughes Defense with Raytheon Company.



-------------------------
(1)Excludes the effects of purchase accounting adjustments related to General Motors' (GM) acquisition of Hughes in 1985.

(2)1997  earnings  per share are
presented on a pro forma basis. Historically, such earnings per share amounts were calculated based on the financial performance of former Hughes, which consisted of the defense electronics, automotive electronics, and telecommunications and space businesses. Since these financial statements relate only to the telecommunications and space businesses of former Hughes, the pro forma presentation is used to present the earnings per share that would have been achieved relative to the GM Class H common stock had it been calculated based upon only such telecommunications and space businesses.
































                                    - 34 -
STATEMENT OF INCOME AND
AVAILABLE SEPARATE CONSOLIDATED NET INCOME
(Dollars in Millions Except Per Share Amounts)
                                                           Six Months Ended
                                    Second Quarter            June 30,
                                   ----------------        ----------------
                                   1998        1997        1998        1997
---------------------------------------------------------------------------
Revenues
Product sales                     $762.6      $739.4    $1,454.7    $1,422.6
Direct broadcast, leasing and
  other services                   606.4       412.0     1,205.3       752.8
----------------------------------------------------------------------------
   Total Revenues                1,369.0     1,151.4     2,660.0     2,175.4
----------------------------------------------------------------------------

Operating Costs and Expenses
Cost of products sold              580.6       606.3     1,122.9     1,161.1
Broadcast programming and other
  cost                             250.8       190.7       515.6       354.5
Selling, general, and
  administrative expenses          359.2       230.1       661.8       452.1
Depreciation and amortization      100.2        67.0       197.9       117.3
Amortization of GM purchase
  accounting adjustments (1)         5.3         5.3        10.6        10.6
----------------------------------------------------------------------------
   Total Operating Costs
     and Expenses                1,296.1     1,099.4     2,508.8     2,095.6
----------------------------------------------------------------------------

Operating Profit                    72.9        52.0       151.2        79.8

Interest income                     30.6         5.7        68.1         7.7
Interest expense                    (2.9)      (18.6)       (5.9)      (33.7)
Other, net                         (35.1)      479.5       (69.4)      470.4
----------------------------------------------------------------------------

Income from Continuing Operations
   Before Income Taxes and
   Minority Interests               65.5       518.6       144.0       524.2

Income taxes                        23.3       207.5        54.7       209.7
Minority interests in net losses
   of subsidiaries                   8.6         7.7         9.9        21.9
----------------------------------------------------------------------------

Income from continuing operations   50.8       318.8        99.2       336.4

Income from discontinued operations,
   net of taxes                        -         0.3           -         1.3
----------------------------------------------------------------------------

Net Income                          50.8       319.1        99.2       337.7

Adjustments to exclude the effect
   of GM purchase accounting
   adjustments (1)                   5.3         5.3        10.6        10.6
----------------------------------------------------------------------------

Net Earnings Used for Computation
   of Available Separate
   Consolidated Net Income         $56.1      $324.4      $109.8      $348.3
============================================================================

Available Separate Consolidated
   Net Income (2)                  $14.7       $82.0       $28.7      $88.0
============================================================================

Net Earnings Attributable to General Motors
   Class H Common Stock on a Per Share
   Basis (2)                       $0.14       $0.81       $0.27       $0.87
============================================================================

(1)Relates to General Motors' purchase of Hughes in 1985.
(2)1997 amounts are presented on a pro forma basis. Historically, such amounts were calculated based on the financial performance of former Hughes, which consisted of the defense electronics, automotive electronics and telecommunications and space businesses. Since these financial statements relate only to the telecommunications and space businesses of former
   Hughes, the pro forma presentation is used to present the results that would have been achieved relative to the GM Class H common stock had the results been calculated based only upon such telecommunications and space businesses.

BALANCE SHEET
(Dollars in Millions)
                                                    June 30,      December 31,
ASSETS                                                1998           1997
-----------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                          $1,592.8         $2,783.8
Accounts and notes receivable                         892.6            662.8
Contracts in process                                  564.0            575.6
Inventories                                           581.8            486.4
Prepaid expenses, deferred income taxes and other     376.8            297.3
----------------------------------------------------------------------------

Total Current Assets                                4,008.0          4,805.9
Satellites - Net                                    2,897.5          2,643.4
Property - Net                                        927.6            889.7
Net Investment in Sales-type Leases                   231.1            337.6
Intangible Assets - Net                             3,514.3          2,954.8
Investments and Other Assets                        1,160.4          1,132.4
----------------------------------------------------------------------------

Total Assets                                      $12,738.9        $12,763.8
============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
----------------------------------------------------------------------------
Current Liabilities
Accounts payable                                     $655.4           $472.8
Advances on contracts                                 244.1            209.8
Deferred revenues                                     121.8            110.6
Notes payable                                         100.0               -
Accrued liabilities                                   581.0            689.4
----------------------------------------------------------------------------

Total Current Liabilities                           1,702.3          1,482.6
Long-Term Debt                                        787.9            637.6
Deferred Gains on Sales and Leasebacks                138.6            191.9
Accrued Operating Leaseback Expense                    54.1            100.2
Postretirement Benefits Other Than Pensions           155.7            154.8
Other Liabilities and Deferred Credits                670.1            706.4
Deferred Income Taxes                                 636.5            570.8
Minority Interests                                    373.7            607.8
Stockholder's Equity                                8,220.0          8,311.7
----------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity        $12,738.9        $12,763.8
============================================================================

Holders of GM Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of Hughes).

PRO FORMA SELECTED SEGMENT DATA*
(Dollars in Millions)
                                                         Six Months Ended
                                    Second Quarter           June 30,
                                   ----------------      ----------------
                                   1998        1997      1998        1997
-------------------------------------------------------------------------
DIRECT-TO-HOME BROADCAST
Total Revenues                    $401.5      $281.7    $789.4      $517.3
Operating Loss                    $(40.2)     $(47.9)   $(71.8)    $(115.4)
Depreciation and Amortization      $23.5       $23.0     $46.0       $41.3
Capital Expenditures               $34.4       $18.8     $48.1       $30.2
--------------------------------------------------------------------------
SATELLITE SERVICES
Total Revenues                    $191.1      $134.1    $384.1      $261.7
Operating Profit                   $74.4       $62.9    $160.1      $131.2
Operating Profit Margin             38.9%       46.9%     41.7%       50.1%
Depreciation and Amortization      $58.7       $30.1    $113.2       $43.9
Capital Expenditures (1)          $116.9       $18.1    $366.5      $352.7
--------------------------------------------------------------------------
SATELLITE MANUFACTURING
Total Revenues                    $674.8      $584.5  $1,299.1    $1,143.8
Operating Profit                   $60.0       $53.8    $115.1      $106.6
Operating Profit Margin              8.9%        9.2%      8.9%        9.3%
Depreciation and Amortization      $11.5        $9.1     $22.2       $17.8
Capital Expenditures               $21.6       $24.5     $32.3       $40.1
--------------------------------------------------------------------------
NETWORK SYSTEMS
Total Revenues                    $221.7      $210.9    $406.4      $393.4
Operating Loss                    $(25.2)      $(1.0)   $(37.1)     $(16.3)
Depreciation and Amortization       $9.9        $8.9     $18.4       $16.1
Capital Expenditures               $10.9       $10.8     $15.7       $17.7
--------------------------------------------------------------------------
ELIMINATIONS and OTHER
Total Revenues                   $(120.1)     $(59.8)  $(219.0)    $(140.8)
Operating Profit (Loss)             $9.2      $(10.5)    $(4.5)     $(15.7)
Depreciation and Amortization      $(3.4)      $(4.1)    $(1.9)      $(1.8)
Capital Expenditures               $10.0       $52.8    $135.9     $(221.7)
===========================================================================

* The Financial Statements reflect the application of purchase accounting adjustments related to GM's acquisition of Hughes. However, as provided in the General Motors' Restated Certificate of Incorporation, the earnings attributable to GM Class H common stock for purposes of determining the amount available for the payment of dividends on GM Class
    H common stock specifically excludes such adjustments. In order to provide additional analytical data, the above unaudited pro forma selected segment data, which exclude the purchase accounting adjustments related to GM's acquisition of Hughes, are presented.
(1)Includes expenditures related to satellites amounting to $46.6 million, $15.0 million, $192.2 million and $347.1 million, respectively. Also included in 1998 is $59.0 million for the second quarter and $155.6 million for the six months related to the early buy-out of satellite sale-leasebacks.

                              GMAC NEWS RELEASE

                 GMAC ANNOUNCES 1998 SECOND QUARTER EARNINGS


DETROIT -- General Motors Acceptance Corporation (GMAC) reported second quarter 1998 consolidated net income of $365 million, up 8% from $338 million earned in the second quarter of 1997, GMAC President John D. Finnegan announced today. Net income for the first six months of 1998 was $714 million, up from $710 million reported in the same period a year ago.

      For the quarter, net income from automotive financing operations totaled $288 million, up 18% from $245 million earned in the second quarter of 1997. Earnings were higher due to an increase in financing volumes and a lower effective income tax rate, partially offset by lower net financing margins.

      GMAC Insurance Holdings, Inc. generated net income of $54 million in the second quarter of 1998, up 28% from $42 million earned in the same period last year. Earnings were higher due to increased capital gains, partially offset by higher weather-related losses on dealership inventory coverages.

      GMAC Mortgage Group, Inc. generated net income of $23 million in the second quarter of 1998 compared to $51 million earned in the same period last year. Mortgage Group earnings were lower due to higher than anticipated prepayment speeds primarily on interest-only products.



                                    * * *


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                            (Registrant)
Date    July 14, 1998
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)